
Exhibit 11.     Statement Re: Computation of Per Share Earnings

                                                                  Fiscal Year Ended
                                                February 3,            January 28,           January 29,
                                                   1996                   1995                  1994
                                                   ----                   ----                  ----
                                                        (In thousands, except per share data)
Income before
accounting change                                $ 9,773                 $16,903              $ 5,669

Cumulative effect on prior
years of change in accounting
for income taxes                                                                                   79
                                                 -------                 -------              -------


Net Income                                       $ 9,773                 $16,903              $ 5,748
                                                 =======                 =======              =======

Weighted average
shares outstanding
during the period                                 15,770                  15,914               15,916

Common equivalent
shares                                                 *                       *                    *
                                                 -------                 -------              -------

Number of shares for
purposes of calculating
net income per share                              15,770                  15,914               15,916
                                                 =======                 =======              =======

Net income per common share
before accounting change                         $  0.62                 $  1.06              $  0.36

Cumulative effect on prior years
of change in accounting for
income taxes per share (1)                                                                        n/m
                                                                                              -------

Net income per share                             $  0.62                 $  1.06              $  0.36
                                                 =======                 =======              =======


*  Less than 3% dilutive

(1) The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes:
    during the first quarter of fiscal 1994.


                                       1